UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2008

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 Pine Street
New York, New York 10270

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 —Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

     On September 16, 2008, American International Group, Inc. (“AIG”) issued a press release announcing it has entered into a revolving credit facility with the Federal Reserve Bank of New York (“NY Reserve Bank”).
     Under the terms of the revolving credit facility, AIG may borrow up to $85 billion from the NY Reserve Bank. AIG’s borrowings under the revolving credit facility bear interest, for each day, at a rate per annum equal to three-month Libor plus 8.50%. The revolving credit facility has a 24-month term and is secured by a pledge of all of the assets of AIG and its Material Subsidiaries. The revolving credit facility contains affirmative and negative covenants, including a covenant to pay down the facility with the proceeds of asset sales by AIG.
     In connection with the revolving credit facility, AIG issued a warrant to the Board of Governors of the Federal Reserve (“Federal Reserve”) that permits the Federal Reserve, subject to shareholder approval, to obtain up to 79.9% of the outstanding common stock of AIG (after taking into account the exercise of the warrant). AIG anticipates calling a special meeting for such purpose as promptly as practicable.
     A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 —Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

      (d) Exhibits.

          Exhibit 99.1             Press release of American International Group, Inc. dated September 16, 2008.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2008	AMERICAN INTERNATIONAL GROUP, INC. (Registrant) By: /s/ Kathleen E. Shannon Name: Kathleen E. Shannon Title: Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No	Description

99.1	Press release of American International Group, Inc. dated September 16, 2008.